Certain identified information redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

DS_1 SP (Pin 1/2017)

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

SIJIL SETEM

ASAL

STAMP CERTIFICATE

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	FPX TRANSACTIONS
No. Adjudikasi *Adjudication No.*	L01BFE3969XW019
Jenis Surat Cara *Type Of Instrument*	PERJANJIAN SEWA SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	01/10/2021
Balasan *Consideration*	RM 0.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
SEE LI CHIANN, NO KP 870511105234

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
AGAPE SUPERIOR LIVING SDN. BHD., NO SYARIKAT 624388-V; TERENCE W TULUS, NO KP 711012125451

Butiran Harta / Suratcara *Property / Instrument Description*
A-7-2, BLOCK A, ABADI VILLA CONDO, OFF JALAN KLANG LAMA, KUALA LUMPUR, 58100, WILAYAH PERSEKUTUAN KUALA LUMPUR

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No.*	W0180A213898328
Tarikh Penyeteman *Date of Stamping*	17/12/2021
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 154.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 154.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 37

LEMBAGA HASIL DALAM NEGERI — LHDN MALAYSIA

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date* : ***17/12/2021 02:37:49***

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app
Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- *tamat/end* ---

DATED THIS 1st OCTOBER 2021

TENANCY AGREEMENT

BETWEEN

SEE LI CHIANN
(NRIC NO: 870511-10-5234)
("The Landlord")

AND

AGAPE SUPERIOR LIVING SDN. BHD.
(Company No: 624388-V)
("The Tenant")

AND

TERENCE W TULUS
(NRIC NO: [Redacted] **)**
("The Occupier")

For the Demised Premises:

A-7-2, Block A, Abadi Villa Condo, Off Jalan Klang Lama, 58100 Kuala Lumpur.

LANDLORD ________ TENANT ________ OCCUPIER ________

TENANCY AGREEMENT

This Tenancy Agreement (hereinafter referred to as "**Agreement**") made on the day and year described in **Section 1** of the First Schedule annexed hereto (hereinafter referred to as "**First Schedule**") between the Party described in **Section 2** of the First Schedule (hereinafter referred to as "**the Landlord**") of the one part and the Parties described in **Section 3** of the First Schedule (hereinafter referred to as "**the Tenant**") of the other part.

WHEREAS:

A. The Landlord is the registered proprietor of all that parcel of premises comprising of provisional size as described in **Section 4** of the First Schedule (hereinafter referred to as "**the Demised Premises**");

B. The Landlord has agreed to let to the Tenant and the Tenant has agreed to take the whole of the Demised Premises (as more particularly described in **Section 4** of the First Schedule) for a term as described in **Section 5** of the First Schedule (hereinafter referred to as "**Term**") at a monthly rent as described in **Section 7** of the First Schedule (hereinafter referred to as "**Rental**"); and

c) The Landlord is desirous of letting and the Tenant is desirous of taking the Demised Premises together with fixtures, fittings and furniture as described in **Section 13** the First Schedule hereto (on an "as is" basis) for residential use of the Occupier, Mr. Terence W. Tulus (NRIC: 711012-12-5451), subject to the terms and conditions hereinafter appearing.

(Each hereinafter also referred to as "Party" and collectively as "Parties").

NOW THIS AGREEMENT WITNESSETH as follows:-

1. The Landlord agrees to let to the Tenant and the Tenant hereby agrees to take the Demised Premises for a term as described in **Section 5** of the First Schedule commencing and expiring on the dates described in **Section 6** of the First Schedule at a Rental as described in **Section 7** of the First Schedule.

TENANT'S CONVENANT

2. The Tenant hereby agrees with the Landlord as follows:-

   a) To pay on the execution of this Agreement the sum as described in **Section 8** of the First Schedule as DEPOSIT (hereinafter referred to as "the said Deposit") which shall not be deemed to be payment of Rental and shall be refunded without interest on the day the tenancy expires provided always that the said Deposit shall be subject to and shall be available to meet all claims by the Landlord for arrears of Rental and cost of repairs to the Demised Premises and/or fittings therein, if any, when such repair shall be deemed necessary or to have arisen by any reason other than from fair wear and tear and for any breach of the Agreement by the Tenant.

   b) To pay the monthly Rental punctually on the date stipulated in **Section 9** of the First Schedule and to be credited to Landlord's Bank Account stipulated in **Section 10** of the First Schedule.

   c) Subject to the receipt of the necessary utilities bills from the relevant authorities, to pay and discharge all charges and utilities including deposit in respect of water, electricity, sewerage, telephone services and any other utilities supplied to the Demised Premises.

LANDLORD ______ TENANT ______ OCCUPIER ______

d) To use the Demised Premises for only the purpose described in **Section 12** of the First Schedule.

e) To keep the interior and exterior of the Demised Premises and all the fixtures and fittings therein belonging to the Landlord including that described in **Section 13** the First Schedule in good and tenantable repair throughout the tenancy (fair wear and tear excepted).

f) Not to make any alterations to the exterior or interior of the Demised Premises without the prior consent in writing of the Landlord.

g) To permit the Landlord and its agents or workmen to enter the Demised Premises at reasonable hours (only during Saturday and/or Sunday), but with at least a prior three (3) days' notice, to the Tenant to enter upon the Demised Premises to effect repair, modification, painting and rectification work in respect of the Demised Premises or any part or parts thereof.

h) Not to do or permit anything to be done in or upon the Demised Premises whereby the policy of insurance in respect of the Demised Premises may become void or voidable or whereby the premium thereon may be increased and to repay to the Landlord on demand all sum paid by the Landlord by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy rendered necessary by a breach or non-observance of this covenant, without prejudice to other rights of the Landlord.

i) To yield up the Demised Premises with all fixtures, fittings and furniture belonging to the Landlord at the expiry of this tenancy or sooner determination whichever the earlier in good and tenantable repair conditions, fair wear and tear excepted. The Tenant may remove items belonging to the Tenant and the Occupier but shall make good any damage caused to the Demised Premises or any part thereof by removal of such items.

j) To observe and comply with all laws, by-laws and regulations affecting the Demised Premises or the Tenant or Occupier thereof, which is now in force or which may hereafter be enacted.

k) Not to do or carry on or permit in or upon the Demised Premises or any part thereof any illegal or immoral activity or anything which may cause or become a nuisance annoyance or inconvenience to the Landlord, tenants or occupiers of adjoining premises or neighboring buildings nor do or bring or permit or to be brought in or upon the Demised Premises anything which may infringe any of the laws, bylaws, rules or regulations of the Government or other relevant Authority.

l) During the one (1) month immediately preceding the expiry of the tenancy unless the Tenant shall have given notice of intention to renew tenancy as provided below, to permit persons with the written authority from the Landlord at all reasonable times of the day but with at least a prior three (3) days' notice to the Tenant to view the Demised Premises for the purpose of letting the same. In the event the Tenant would be overseas, the Tenant shall make special arrangement with the Landlord to provide access.

m) The Tenant shall not erect or set up altars or structure of worship or burn any incense (aromatherapy exception) at the Demised Premises.

n) The Tenant shall not sublet, license or in any way transfer or assign its rights under this

LANDLORD ________ TENANT ________ OCCUPIER ________

Agreement or any part thereof without the prior consent of the Landlord.

o) The Tenant shall upon receipt of any notice, order or direction from any competent authorities affecting or likely to affect the Demised Premises, deliver a copy of the said notice, order or direction to the Landlord and the Tenant hereby undertakes to comply with such notice, order or direction in accordance with the terms and conditions of this Agreement.

LANDLORD'S COVENANT

3. The Landlord hereby covenants with the Tenant as follows:

a) To pay all present and future quit rents, rates, taxes, assessments, and other outgoings which the Tenant is not hereby made liable to pay now or hereafter to be imposed on or payable in respect of the Demised Premises.

b) That the Tenant paying the Rental hereby reserved and performing and observing the Tenant's covenants herein contained and, on its part, to be performed and observed shall peacefully hold and enjoy the Demised Premises during the Term hereby created without interruption from the Landlord or any person, rightfully claiming under or in trust on behalf of the Landlord.

c) To maintain, upkeep and repair whenever necessary the roof, main structure, external walls, main drains and pipes of the Demised Premises or as the case may be, the Demised Premises in good and tenantable repair and condition.

d) To keep the Demised Premises (excluding the properties of the Tenant and the Occupier) sufficiently insured against lost or damage by fire at all times throughout the Tenancy.

e) To refund to the Tenant the Deposit stipulated in **Section 8** of the First Schedule paid hereunder on the expiration or sooner determination of this Agreement subject however to other provisions herein to the contrary and the Landlord's right to set-off the same or deduct thereof such sums as may be requisite against any cost incurred by the Landlord under this Agreement.

4 **PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED BETWEEN THE PARTIES HERETO** as follows:

a) If the Rental shall at any time be unpaid for fourteen (14) days after the same becoming due and payable whether formally demanded or not or any covenant on the Tenant's part herein contained shall not be performed and remains unremedied within thirty (30) days from the date of written notice by the Landlord of such non-performance OR if the Tenant shall suffer any distress or attachment or execution to be levied against the Tenant's goods OR if the Tenant shall go into liquidation whether compulsory or otherwise (save for the purpose of reconstruction or amalgamation) then in any such cases it shall be lawful for the Landlord to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this tenancy shall absolutely determine but without prejudice to the right of action by the Landlord in respect of any antecedent breach of the conditions on the part of the Tenant herein contained.

b) If the Demised Premises or any part thereof shall at any time during the tenancy hereby created be destroyed or damaged by fire or so as to be unfit for occupation and use by the Tenant and the Tenant shall be at liberty to give the Landlord one (1) month notice in writing determining the said tenancy and thereupon this tenancy shall be terminated

LANDLORD ______ TENANT ______ OCCUPIER ______

and Rental paid by the Tenant in advance together with the said Deposit shall be refunded to the Tenant forthwith subject always to the terms of this Agreement.

c) If as a result of the introduction or implementation of any new laws, rules or regulations or the amendment of existing laws, rules or regulations by the appropriate authorities requiring any changes or modifications to the structure of the Demised Premises, the Landlord reserves the full right and liberty at its own costs and expenses to comply with such requirements and the Tenant shall thereafter have the discretion to decide to proceed with this Tenancy otherwise such changes or modifications shall be construed to annul the Tenancy, and the Landlord shall refund the said Deposit paid hereunder on the expiration or sooner determination of this Agreement.

d) Except as otherwise provided in this Agreement, the Tenant shall not terminate the tenancy at any time before the expiry of the said Term hereby created. In the event, the Tenant terminating the tenancy at any time before the said Term hereby created, the Tenant is required to give two (2) months written notice to the Landlord and the Tenant is required to pay the Rental for the remaining months till the end of the Term hereby created. In the event the Landlord terminating the tenancy at any time before the expiry of the said Term, the Landlord is required to give two (2) months written notice to the Tenant and the Landlord shall refund the said Deposit to the Tenant and pay a further two (2) months Rental as compensation.

e) In the event the Tenant shall be desirous of taking a tenancy of the Demised Premises for a further term, the Tenant shall give the Landlord one (1) month' written notice of the same. Provided always that the terms and conditions of this Agreement shall have been duly observed and performed by the Tenant, the Landlord shall grant the Tenant a further term of tenancy for two (2) years upon the same terms and conditions and at a monthly Rental to be agreed upon.

f) In the event the Landlord shall be desirous of selling the Demised Premises prior to the expiration or the Term hereby created, the Landlord hereby covenants, undertakes and agrees that such sale shall be subject to this tenancy and shall procure the Purchaser to continue with the terms and conditions of this Agreement in lieu of the Landlord and the Tenant hereby agrees to allow prospective purchasers at all reasonable times to enter upon and examine the Demised Premises upon reasonable notice given by the Landlord.

g) Time whenever mentioned shall be the essence of the Agreement

h) All costs including stamp duty to this Agreement shall be borne by the Tenant. However, each Party shall bear their own solicitors fees.

i) This Agreement shall be governed by and construed in accordance with the laws of Malaysia and the Parties hereto hereby agree to submit to the jurisdiction or the courts of Malaysia.

j) Any notice under this Agreement shall be in writing. Any notice to the Tenant shall be sufficiently served if delivered personally or sent thereto by AR Registered Post to the address provided in **Section 3** of the First Schedule and any notice to the Landlord shall be sufficiently served if delivered personally or sent by AR Registered Post to the address provided in **Section 2** of the First Schedule.

5. In this Agreement unless there is something in the subject or context inconsistent with such construction or unless is otherwise expressly provided

LANDLORD ________ TENANT ________ OCCUPIER ________

a) the expression "month" shall mean the Gregorian calendar month;

b) the expression "the Landlord" shall include any legal entity and the personal representatives, successors-in-title and permitted assigns of the Landlord;

c) the expression "the Tenant" shall include any legal entity and the personal representatives, successors-in-title and permitted assigns of the Tenant;

d) where there are two (2) or more persons or Parties included or comprised in the expressions "the Landlord" or "the Tenant", agreements, covenants, terms, stipulations and undertakings expressed to be made by and on the part of the Landlord or the Tenant shall be deemed to be made by or binding upon such persons or Parties jointly and severally;

e) the singular includes the plural and vice versa; and

f) the masculine includes the feminine and neuter gender and vice versa.

IN WITNESS WHEREOF the Parties hereto have hereunto set their hands the day and year first above written

Signed by the Landlord)
NAME: SEE LI CHIANN)
NRIC: [Redacted])
)
....

In the presence of

....
Name : Eddie Loo
NRIC : [Redacted]

Signed for and on Behalf of)
AGAPE SUPERIOR LIVING SDN. BHD.)
Company No : **624388-V**)
)

....
Name : Florence Kay
Designation: HR manager
Company Stamp:

AGAPE SUPERIOR LIVING SDN BHD
(624388-V) (JL 931478)
LOTS 1705-1708, LEVEL 17 TOWER 2, FABER TOWERS,
JALAN DESA BAHAGIA, TAMAN DESA,
58100 KUALA LUMPUR.
TEL: 03-27325716 / 03-27325717

In the presence of

....
Name : PARAMESWARI A/P KALAIDAS
NRIC : [Redacted]

Signed by the Occupier)
NAME : TERENCE W. TULUS)
NRIC : [Redacted])
)
....

In the presence of

....
Name : PARAMESWARI A/P KALAIDAS
NRIC : [Redacted]

LANDLORD ________ TENANT ________ OCCUPIER ________

THE FIRST SCHEDULE

(Which is to be taken, read and construed as an integral part of this Agreement)

SECTION	DESCRIPTION	PARTICULARS
1.	Date:	**1st October 2021**
2.	Landlord:	**SEE LI CHIANN** **NRIC : 870511-10-5234** 28, Jalan Setia Impian U13/2P, Bandar Setia Alam, Shah Alam, 40170 Selangor.
3.	Tenant:	**AGAPE SUPERIOR LIVING SDN. BHD.** **(Company No : 624388-V)** Unit 1705 - 1708, Level 17, Tower 2 Faber Towers, Jalan Desa Bahagia, Taman Desa, 58100 Kuala Lumpur **Occupier: TERENCE W TULUS** **[NRIC NO :** [Redacted]
4.	Demised Premises:	**A-7-2, Block A, Abadi Villa Condo, Off Jalan Klang Lama, 58100 Kuala Lumpur.**
5.	Term of Tenancy:	**Twenty-Four (24) months.**
6.	a) Date of Commencement of Tenancy: b) Date of Expiry:	**1st October 2021** **30th September 2023**
7.	Monthly Rental:	**RM1,800.00** (Ringgit Malaysia: One Thousand Eight Hundred Only)
8.	Deposit:	• Security deposit: **RM3,600.00** (Ringgit Malaysia: Three Thousand Six Hundred Only)

LANDLORD ____ TENANT ____ OCCUPIER ____

		• Utility deposit: **RM900.00** (Ringgit Malaysia: Nine Hundred Only)
9.	Due date for payment of monthly Rental:	The First day of each calendar month, of which Rental shall be paid to the Landlord not exceeding the Seventh day of each calendar month.
10.	Monthly Rental to be credited to Landlord's Bank Account No:	SEE LI CHIANN MAYBANK Account No : [Redacted]
11.	Usage:	Tenant should pay all charges and outgoing in respect of the supply water, electricity, gas, telephone services, sewerage, other utilities supplied to the Demised Premises during the Tenancy
12.	Purpose:	Residential use of the Occupier
13.	Fixtures, fittings and furniture:	1) Door Bell 2) Built-in kitchen cabinet 3) Cooker 4) Washing machine (10kg Sharp) <u>Living room</u> 1) Fridge 2) Dining table with 6 chairs 3) Sofa set 4) Coffee table 5) TV cabinet 6) 2 ceiling fans 7) Daikin Air Conditioner 8) Curtains <u>Master bedroom</u> 1) Wardrobe 2) Daikin Air Conditioner 3) Curtain 4) Mattress with frame 5) 2 side tables <u>Bedroom 1</u> 1) 2 single beds with mattress 2) 1 side table 3) Wardrobe 4) Daikin Air Conditioner 5) Curtain <u>Bedroom 2</u> 1) Single bed with mattress

LANDLORD ________ TENANT ________ OCCUPIER ________

		2) Wardrobe 3) Daikin Air Conditioner 4) Side table 5) Curtain <u>Bathroom</u> 1) Shower set 2) Basin with mirror 3) Water-heater 4) Bidet 5) Towel hanger

LANDLORD ______ TENANT ______ OCCUPIER ______